EXHIBIT 10.50

             MEMORANDUM OF AGREEMENT MADE THIS 1ST DAY OF JULY, 2002

                                     BETWEEN

     SPRINGBOARD TECHNOLOGY SOLUTIONS INC., a Corporation incorporated under the Laws of the Province of Ontario, hereinafter referred to as "Springboard" and

     BRIAN MACDONALD, PETER HAMILTON, KEVIN BIRCH, GENO VILLELLA, AND SHERRY BULLOCK, the shareholders of the common shares of Springboard, hereinafter referred to as the "vendors", OF THE FIRST PART, and

     IVP TECHNOLOGY CORPORATION, a company registered under the laws of the State of Nevada, hereinafter referred to as the "Purchaser" OF THE SECOND PART

     WHEREAS the Purchaser has agreed to purchase all the outstanding and issued common shares of Springboard ("the Shares") at a purchase price of one share of the purchaser per one common share of Springboard:

     AND WHEREAS the Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions hereinafter set out:

     NOW THEREFORE THIS AGREEMENT WITHESSETH that for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, it is agreed by and between the parties as follows:

     1. Subject to the terms and conditions of this Agreement, the Vendors covenant and agree to sell assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendors, on the date of closing (as hereinafter defined) Shares at a purchase price of one common share of IVP Technology Corporation per one share of issued and outstanding common share of Springboard Technology Solutions Inc. making a total purchase consideration of 2000 common shares of IVP Technology Corporation.

     2. The Vendors hereby represent and warrant to the purchaser as follows and hereby acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased shares.

     a. The shares are now and will be on the date of Closing (as hereinafter defined) beneficially owned by the vendors with a good and marketable title, free of all liens, charges and other encumbrances whatsoever; and

     b. No person, firm or corporation has now or will have at the time of closing any agreement (other than this agreement) or option or right capable of becoming an agreement or option to purchase form the vendors or from Springboard and of the purchased shares.

     3. The closing of this share purchase transaction shall take place as of the 1st day of July, 2002 (the "closing date) at such time and place as may be mutually agreed by the parties thereto.

     4. On the closing date, the vendors shall deliver to the Purchaser a certificate representing the Purchased shares duly endorsed in blank for transfer and will cause such transfer of the Purchased Shares to be duly and regularly recorded in the name of the Purchaser against payment of the purchase price.

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     5. The covenants,  representations  and warranties  herein  contained shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and notwithstanding such closing, shall continue in full force and effect for the benefit of the Purchaser.

     6. The vendors covenant to do, or cause to be done, all acts, deeds or things necessary to complete the transaction of purchase and sale of the Purchased Shares herein provided for so that following the closing the Purchaser may be the registered holder of the Purchased Shares.

     7. The provisions of this Agreement shall enure to the benefit of and shall be binding upon the heirs, executors, estate trustees and the successors and assigns of the parties hereto.

     8. This agreement shall be governed by the Laws of the Province of Ontario.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement this 1st day of July 2002

Brian MacDonald


Peter Hamilton


Kevin Birch


Geno Villella


Sherry Bullock


On behalf of Springboard Technology Solutions Inc.
by its President and CEO


On behalf of IVP Technology Corporation
by its President and CEO








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